UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

On June 19, 2014, the Board of Directors of DecisionPoint Systems, Inc. (the “Registrant”) resolved that, effective immediately, the roles of Chairman of the Board of Directors and Chief Executive Officer would be split, and that Board member Lawrence Yelin would become non-executive Chairman of the Board of Directors. Nicholas R. Toms, President, Chief Executive Officer and a member of the Board of Directors, remains in all of those positions.

Mr. Yelin, a member of the Board of Directors of the Registrant since its merger with Comamtech, Inc. in 2011, and one of the Registrant’s independent directors, is an attorney specializing primarily in corporate, business and financing law and is currently in private practice. From 1980 to 2009 he was a partner at the Canadian law firm Faskin Martineau DuMolin LLP and one of its predecessor firms, Martineau Walker, where he was also managing partner. Mr. Yelin is a Canadian citizen and a resident of Montreal, was a member of the Board of Directors of Comamtech from 2007 to 2011, prior to the Registrant’s merger with Comamtech, and has a BA and BCL from McGill University. Mr. Yelin will be paid an annual fee of $10,000 for serving as Chairman of the Board of Directors of the Registrant.

A copy of the Registrant’s press release announcing Mr. Yelin’s appointment is attached as Exhibit No. 99.1 to this Current Report on Form 8-K.

Also on June 19, 2014, Board member Robert Chaiken resigned from his position as a member of the Board, effective July 1, 2014.

Also on June 19, 2014, the Board of Directors revised its compensation arrangements for Board members, as follows. Effective as of April 1, 2014 and continuing thereafter, the annual compensation for each non-management director shall be $18,000 in cash plus options to acquire $21,600 in the Registrant’s common stock (the “Director Compensation Options” or “DC Options”), payable quarterly in arrears, with the DC Options priced at the closing price of the Registrant’s common stock on the last day of the quarter and rounded up to eliminate any fractional shares. The DC Options vest immediately with a three-year expiration term, whether or not the director is still serving. In addition, each non-management director will continue to receive an additional $10,000 in stock options (the “Additional Directors’ Options” or “AD Options”). The AD Options are to continue to be allocated at the beginning of each fiscal year and to vest in 12 months with a three-year expiration term, whether or not the director is still serving. The compensation of the Audit Committee Chair and the Compensation, Governance and      Nominating Committee Chair remains the same, at $10,000 and $5,000 annually, respectively.

Also on June 19, 2014, the Board of Directors adopted a management incentive plan for the fiscal year ending December 31, 2014, pursuant to which certain of the Registrant’s executive officers, including the Chief Executive Officer and the Chief Financial Officer, may earn cash bonus amounts in addition to their base salaries, provided the Registrant succeeds in achieving specified financial performance targets for the fiscal year ending December 31, 2014. In connection with the adoption of the plan, the compensation of the Registrant’s Chief Executive Officer has been adjusted so that $250,000 of his compensation shall be earned in the form of base salary and any remaining cash compensation would be earned under the plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: June 25, 2014	By:	/s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer